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                                                                    EXHIBIT 4.12
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                           AIRTRAN AIRLINES, INC.,
                                  as Issuer,

                          AIRTRAN HOLDINGS, INC. AND
                 THE SUBSIDIARY GUARANTORS SIGNATORIES HERETO,
                                as Guarantors,

                            AIRTRAN AIRWAYS, INC.,
                                 as Guarantor

                                      and

                            THE BANK OF NEW YORK,
                       as Trustee and Collateral Trustee

                           ________________________

                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of November 17, 1997

                                      to

                                   INDENTURE

                          Dated as of August 13, 1997

                            -----------------------

                     10 1/2% Senior Secured Notes due 2001

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                         FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
                                         ----------------------
November 17, 1997, by and among AirTran Airlines, Inc., a Nevada corporation (the "Company"), AirTran Holdings, Inc., a Nevada corporation (the "Parent
      -------                                                       ------
Company"), the Subsidiary Guarantors parties hereto (the "Guarantors"), AirTran
-------                                                   ----------
Airways, Inc., a Delaware corporation ("Airways") and The Bank of New York, as
                                        -------
trustee and collateral trustee (the "Trustee").
                                     -------

                                   RECITALS

     WHEREAS, the Company, the Parent Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of August 13, 1997 (the "Indenture"), providing for the issuance of an aggregate principal amount
      ---------
of $80,000,000 of 10 1/2% Senior Secured Notes due 2001 (the "Notes"); and
                                                              -----

     WHEREAS, pursuant to the merger of Airways Corporation with and into the Parent Company as of November 17, 1997 (the "Merger"), Airways, which had
                                             ------
theretofore been a wholly-owned subsidiary of Airways Corporation, became a wholly-owned subsidiary of the Parent Company; and

     WHEREAS, pursuant to the Merger, Airways became a Restricted Subsidiary of the Parent Company; and

     WHEREAS, pursuant to the terms of the Indenture, the Parent Company will cause each Restricted Subsidiary to become a Subsidiary Guarantor of the Notes; and

     WHEREAS, pursuant to Section 901 of the Indenture, the Company and the Trustee may enter into one or more supplemental indentures without the consent of any Holders to add new Subsidiary Guarantors and to make certain other changes to the Indenture; and

     WHEREAS, in anticipation of the Merger, the Company changed its name from "ValuJet Airlines, Inc." to AirTran Airlines, Inc."; and

     WHEREAS, in connection with the Merger, the Parent Company changed its name from "ValuJet, Inc." to "AirTran Holdings, Inc."; and

     WHEREAS, the Indenture provides for the execution and delivery of a supplement to the Indenture which shall particularly describe the Engines being specifically mortgaged to the Trustee for the benefit and security of the Holders pursuant to the Indenture; and

     WHEREAS, the Indenture relates to certain Airframes and Engines more particularly described therein, which Indenture was recorded with the FAA on November 4, 1997 and given Conveyance No. GG011890; and

     WHEREAS, it is the desire of the Trustee and the Company to add Collateral under the Indenture one (1) McDonnell Douglas DC-9-32 aircraft, registration number N913VV and serial number 47318 (the "Replacement Aircraft") along with
                                            --------------------
its two (2) related Pratt & Whitney JT8D-9 aircraft

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engines bearing serial numbers 665721 and 666135, and one (1) additional Pratt &
Whitney JT8D-9 aircraft engine bearing serial number 666060 (which three aircraft engines are referred to herein collectively as the "Replacement
                                                             -----------
Engines"), in replacement of and substitution for one (1) McDonnell Douglas
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DC-9-32 aircraft, registration number N960VV and serial number 47067 (the
"Released Aircraft") and three (3) Pratt & Whitney JT8D-9 Engines bearing
 -----------------
serial numbers 665820, 665470 and 666974 (the "Released Engines");
                                               -----------------

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Parent Company, the Guarantors, Airways and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1.   Definitions. Capitalized terms used herein without definition shall
          -----------
have the meanings assigned to them in the Indenture. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the words "herein," hereof," and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2.   Guarantee. Airways hereby (i) becomes, and subject to the provisions
          ---------
of the Indenture, after the date hereof shall be, a Subsidiary Guarantor, and
(ii) subjects itself to the provisions (including the representations and warranties) of the Indenture as a Subsidiary Guarantor, and agrees to be bound thereby. In furtherance of the foregoing, and not in limitation thereof, pursuant to Section 1401 of the Indenture, Airways hereby jointly and severally with the Parent Company and all other Guarantors unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Security and of the Indenture. In case of the failure of the Company punctually to make any such payment, Airways hereby jointly and severally agrees with the Parent Company and all other Guarantors to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

     3.   Change of Corporate Names. Any and all references in the Indenture to
          -------------------------
VALUJET, INC. shall be changed to AIRTRAN HOLDINGS, INC. and any and all references to VALUJET AIRLINES, INC. shall be changed to AIRTRAN AIRLINES, INC.

     4.   Substitute Security.
          -------------------

          (a) To secure the prompt payment of the principal amount of and interest on, and all other amounts due with respect to, all Securities from time to time outstanding under the Indenture and the performance and observance by the Company of all the agreements, covenants and provisions contained in the Indenture for the benefit and security of the Holders under the Indenture and the prompt payment of any and all amounts from time to time owing under the Indenture by the Company to the Trustee, the Company does hereby effective as of July 23, 1998, grant, sell, assign, transfer, convey, pledge and confirm unto the Trustee, its successors and assigns, for the benefit and security of the Holders and the Trustee, a first priority security interest in all estate, right, title and interest of the

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Company in and to the Replacement Aircraft and Replacement Engines (each such engine having 750 or more rated takeoff horsepower or the equivalent thereof) together with all equipment and accessories, parts and appurtenances pertaining or attached to the Replacement Aircraft and Replacement Engines whether now owned or hereafter acquired and all substitutions, modifications, improvements, accessions and accumulations to the New Engine and all warranties of any manufacturer with respect thereto.

          (b) As evidence of the releasing of all right, title and interest of the Trustee in, to and under the Released Aircraft and Released Engines, the Trustee shall execute effective as of July 23, 1998, a separate Partial Release and any other document reasonably requested by the Company to evidence such release.

          (c) The Company hereby acknowledges that the Replacement Aircraft and Replacement Engines referred to in this Supplemental Indenture are owned by and have been delivered to the Company and are included in the property of the Company subject to the pledge and mortgage thereof under the Indenture.

     5.   Ratification of Indenture: Supplemental Indentures Part of Indenture.
          --------------------------------------------------------------------
Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

     6.   Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND
          -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     7.   Trustee Makes No Representation. The Trustee makes no representation
          -------------------------------
as to the validity or sufficiency of this Supplemental Indenture.

     8.   Counterparts.  The parties may sign any number of copies of this
          ------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9.   Effect of Headings. The Section headings herein are for convenience
          ------------------
only and shall not affect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                           AIRTRAN AIRWAYS, INC., as Guarantor


                                           By:     /s/ D. Joseph Corr
                                               -----------------------
                                                Name:  D. Joseph Corr
                                                Title: President

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                                             AIRTRAN AIRLINES, INC., the Company


                                             By:   /s/ D. Joseph Corr
                                                 -------------------------------
                                                   Name:  D. Joseph Corr
                                                   Title: President


                                             AIRTRAN HOLDINGS, INC., the Parent
                                             Company


                                             By:   /s/ D. Joseph Corr
                                                 -------------------------------
                                                   Name:  D. Joseph Corr
                                                   Title: President


                                             THE BANK OF NEW YORK, as Trustee
                                             and Collateral Trustee


                                             By:   /s/ Marie E. Trimboli
                                                 -------------------------------
                                                   Name:  MARIE E. TRIMBOLI
                                                   Title: Assistant Treasurer


                                             VALUJET MANAGEMENT CORP., as
                                             Guarantor


                                             By:   /s/ D. Joseph Corr
                                                 -------------------------------
                                                   Name:  D. Joseph Corr
                                                   Title: President


                                             VALUJET INVESTMENT CORP., as
                                             Guarantor


                                             By:   /s/ D. Joseph Corr
                                                 -------------------------------
                                                   Name:  D. Joseph Corr
                                                   Title: President


                                             VALUJET CAPITAL CORP., as Guarantor


                                             By:   /s/ D. Joseph Corr
                                                 -------------------------------
                                                   Name:  D. Joseph Corr
                                                   Title: President

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